Exhibit 5.1

MARC RECHT

(617) 937-2316

mrecht@cooley.com

October 6, 2009

Verenium Corporation

55 Cambridge Parkway, 8th Floor

Cambridge, MA 02142

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by VERENIUM CORPORATION, a Delaware corporation (the “Company”), of (i) 2,250,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 2,250,000 warrants to purchase 0.40 of a share of Common Stock (the “Warrants”), and (iii) 900,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-147403) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on January 14, 2008, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares, Warrants and Warrant Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) All of the Shares, Warrants and Warrant Shares are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the form of Warrant to Purchase Common Stock filed as Exhibit A to the Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

THE PRUDENTIAL TOWER, 800 BOYLSTON STREET, 46TH FLOOR, BOSTON, MA 02199 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM

October 6, 2009

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (a) the Shares when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, (b) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (c) the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward Kronish LLP

By:	/s/ Marc Recht
Marc Recht

THE PRUDENTIAL TOWER, 800 BOYLSTON STREET, 46TH FLOOR, BOSTON, MA 02199 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM